Exhibit 23.1

333 City Blvd W 3rd Floor Orange, CA 92868 Phone (714)-820-3316 Fax (714)-333-4992

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-8 of Future FinTech Group Inc. (the “Company”), of our report dated April 16, 2024, relating to the consolidated financial statements of Future FinTech Group Inc. as of December 31, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Fortune CPA Inc.,

Orange, CA

March 7, 2025